UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

HEARTWARE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52595	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 18, 2008, HeartWare International, Inc. (ASX: HIN) advised via an Australian Securities Exchange (“ASX”) announcement that Doug Godshall, President and Chief Executive Officer, will be presenting this week at the Lazard Capital Markets Healthcare Conference and the Canaccord Adams Cardiovascular Conference, both in New York.

Mr. Godshall will present a general overview on the Company’s activities at the Lazard Capital Markets Healthcare Conference beginning at 1:30pm US Eastern Standard Time on November 19, 2008. A webcast of the presentation will be available at http://www.wsw.com/webcast/lz5/htw.au/. An archived version of the presentation will be available on the HeartWare website.

Mr. Godshall’s presentation at the Canaccord Adams Cardiovascular Conference will be during a panel session beginning at 2:30pm US Eastern Standard Time on November 18, 2008. The panel discussion is titled “The Last Frontier: Treating End-Stage Heart Failure with Next Generation Medical Technology” and will include representatives from HeartWare, Thoratec, Paracor Medical and Transmedics.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 HeartWare International, Inc. November 18, 2008 ASX announcement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited
Date: November 18, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Business Officer